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                                                                EXHIBIT 10.33(a)

                          EMPLOYEE LOAN PROMISSORY NOTE

$
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        FOR VALUE RECEIVED, _________________ (referred to herein as "MAKER"), having a mailing address of ____________________________, promises to pay to the order of TeleCommunication Systems, Inc., a corporation organized and validly existing under the laws of the State of Maryland (referred to herein as "PAYEE," which term shall also include any subsequent holder of this Note), having a mailing address of 275 West Street, Annapolis, MD 21401, the principal sum of ___________________ Dollars ($______________), together with interest until paid, as set forth in this Note.

        1. Interest Rate. Interest shall accrue and be payable on the outstanding unpaid principal balance of this Note at the fixed interest rate of six percent (6%) per annum, compounded annually.

        2.      Principal and Interest Payments. Maker shall pay to Payee four
(4) quarterly installment payments of principal and interest on this Note in the amounts as follows:

  August 1, 2001:     $                                    Dollars
                      ------    ----------------------------------
  November 1, 2001:   $                                    Dollars
                      ------    ----------------------------------
  February 1, 2002:   $                                    Dollars
                      ------    ----------------------------------
  May 1, 2002:        $                                    Dollars
                      ------    ----------------------------------
Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest on this Note, shall be due and payable on May 1, 2002.

        3. Manner of Payment. All payments shall be made in U.S. dollars in immediately available funds without set-off or counterclaim or deduction of any kind on the due dates of such payments. Payments shall be made to the address set forth herein for notices to Payee. Any payments by check shall be accepted subject to collection in immediately available funds. Payments shall be applied first to Collection Costs (herein defined), second to accrued interest, and third to principal of this Note.

        4. Prepayment. Maker shall be privileged to prepay this Note in whole or in part at any time without premium.

        5. Collateral. This Note is secured by that certain Pledge Agreement dated ___________ made by Maker (as Pledgor) in favor of Payee (as Pledgee) pursuant to which Maker has pledged to Payee, and granted to Payee a security interest in, ________ shares of Class A Common Stock of Payee owned by Maker and options to purchase _______ shares of the Class A Common Stock of Payee granted to the Maker on _______ (referred to herein as the "PLEDGE AGREEMENT," which term also refers to the Pledge Agreement as it may be amended and extended from time to time, and including any replacements or substitutes therefor from time to time).



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        6.      Default; Acceleration. The occurrence of any of the following events shall be an "EVENT OF DEFAULT" under this Note and the Pledge Agreement:

                (a) If Maker shall fail to make a payment of principal or interest under this Note when due, and such failure shall continue more than ten (10) days after Payee gives Maker written notice thereof; or

                (b) If Maker shall fail to make any other payment, or fail to perform any other obligation of Maker, under this Note or the Pledge Agreement, other than obligations within the scope of clause (a) of this Section, and such failure shall continue more than ten (10) days after Payee gives Maker written notice thereof; or

                (c) If Maker's employment with Payee shall terminate (voluntarily or involuntarily) for any reason; or

                (d) If there shall be filed by or against Maker any petition under the United States Bankruptcy Code or any similar federal or state statute; or

                (e) Commencement of any proceeding under any federal or state statute or rule providing for the relief of debtors, composition of creditors, arrangement, reorganization, receivership, liquidation or any similar event by or against Maker; or

                (f) The breach of any representation or warranty contained in the Pledge Agreement.

Upon the occurrence of an Event of Default, the unpaid principal with interest and all other sums evidenced by this Note shall, at the option of Payee and in Payee's discretion, become immediately due and payable. Upon the occurrence of an Event of Default, the Payee shall also have Payee's rights and remedies available under the Pledge Agreement, this Note and any other rights or remedies available at law or equity.

        7. Collection Costs. If Maker shall default in payment of this Note, or under the Pledge Agreement which secures this Note, and Payee refers this Note to an attorney who is not a salaried employee of Payee for collection, Payee may charge and collect from Maker reasonable attorneys fees and all court costs and other collection costs actually incurred by Payee relating to Maker's default (such attorneys fees and costs are referred to in this Note as "COLLECTION COSTS").

        8. Notices. Any notice required or permitted by or in connection with this Note shall be in writing and shall be made by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth on the first page of this Note or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the hand delivery, or one (1) business day after delivery to an overnight delivery service, or three (3) business days after the date of mailing, independent




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of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any notice or demand upon Maker, in fact received by Maker, shall be sufficient notice or demand.

        9. Certain Waivers. As to this Note, Maker waives, to the fullest extent that Maker is permitted to waive under applicable law, all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also waives valuation and appraisement, presentment, notice of dishonor, and protest, notice of demand and nonpayment of this Note, and notice of acceleration and expressly agrees that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Maker.

        10. Preservation of Payee Rights; Amendments; Severability. No failure on the part of Payee to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute waiver of any future default or of any other Event of Default. No failure to accelerate the indebtedness evidenced hereby by reason of any Event of Default hereunder, or acceptance of a past due payment, or indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Payee may have, whether by the laws of the State of Maryland, by agreement, or otherwise; Maker hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. Any waivers under this Note, the Pledge Agreement or any other obligations secured thereby, must be made in writing and signed by a duly authorized officer of the Payee and shall be limited to the express terms of such waiver. This Note may not be amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced. In case any provision or any part of any provision contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision or remaining part of the affected provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein but only to the extent such provision or part thereof is invalid, illegal, or unenforceable.

        11. Maryland Law. This Note shall be governed by the laws of the State of Maryland (excluding Maryland conflicts of laws rules).

        12. Jurisdiction; Venue. Maker hereby irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of Maryland and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the District of Maryland. Maker agrees that venue shall be proper in any circuit court of the State of Maryland selected by Payee or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the District of Maryland. Maker waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of Maryland on the basis of



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improper venue or of inconvenience of forum. Any suit or claim brought by Maker against Payee that is based, in whole or in part, directly or indirectly, on this Note or any matters relating to this Note, shall be brought in a court only in the State of Maryland. Maker shall not file any counterclaim against Payee in any suit or claim brought by Payee against Maker in a jurisdiction outside of the State of Maryland unless under the rules of the court in which Payee brought such suit or claim the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the claim or suit instituted by Payee against Maker. Maker agrees that any forum outside the State of Maryland is an inconvenient forum and that a suit brought by Maker against Payee in any court outside the State of Maryland should be dismissed or transferred to a court located in the State of Maryland.



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        IN WITNESS WHEREOF, and intending to be legally bound hereby Maker executes this Note under seal as of the date first written above.

WITNESS:

                                                                    (SEAL)
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                                    Name:
                                        ----------------------------



State of ____________, County of ______________, to wit:

        On this the _______ day of _____________, 2001, before me, the undersigned officer, personally appeared ________________________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

        In witness whereof I hereunto set my hand and official seal.

               ----------------------------------------
               Notary Public
My commission expires:
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